Exhibit 1.01

Johnson & Johnson
Conflict Minerals Report
For the Calendar Year Ended December 31, 2014

Introduction
This Conflict Minerals Report (the “Report”) has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and Form SD (together, the “Rule”) and describes Johnson & Johnson’s due diligence framework and due diligence measures performed to determine the source and chain of custody of the “conflict minerals” in its supply chain. The U.S. Securities and Exchange Commission defines “conflict minerals” as columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, and gold. This report covers the period from January 1, 2014 to December 31, 2014.

Company and Products Overview
Johnson & Johnson is the parent company of various consolidated subsidiaries engaged in the manufacture and sale of a broad range of products in the health care field (the “J&J Operating Companies”). In this report, references to the “Company” refer to Johnson & Johnson together with the J&J Operating Companies. The Company’s operations are organized into three business segments: Consumer, Pharmaceutical and Medical Devices.
All product lines manufactured or contracted to be manufactured by the Company throughout the Company’s three business segments were assessed to determine whether they potentially contained tin, tungsten, tantalum or gold (“3TG”). Product lines with known 3TG content, or a high likelihood of 3TG content, were flagged as being in-scope for further investigation. These product lines are referred to in this Report collectively as the “In-Scope Products.” Through the screening process, product teams determined, to the best of their knowledge, that the Company’s: (i) Pharmaceutical and Consumer segments had a small number of products containing electronic components that were deemed to be In-Scope Products, including pharmaceutical diagnostics products and consumer microdermabrasion devices and plug-in diffusers; and (ii) Medical Devices segment contained the vast majority of the In-Scope Products due to the presence of metal alloys and electronic components. The Medical Devices In-Scope Products encompass many categories of medical devices, including, but not limited to: orthopaedic, trauma and neurological products; general surgery and energy products; products to treat cardiovascular disease; diagnostic products; blood glucose monitoring and insulin delivery products; and infection prevention products.
The Company’s supply chains are complex and fragmented. As a “downstream” company, the Company is many tiers removed in the minerals supply chain from smelters or refiners (“SORs”) that process the metals found in its final products, and there are many intervening third parties between the original sources of conflict minerals and the Company. The Company, therefore, must rely on its immediate suppliers, with which it has business relationships, to provide information regarding the sourcing of necessary conflict minerals in the In-Scope Products. The Company’s immediate suppliers, in turn, typically are also many tiers downstream in the minerals supply chain and have similar challenges in achieving supply chain transparency. In addition, because the Company manufactures and sells highly regulated health care products, its existing suppliers have gone through lengthy, rigorous, and multi-level regulatory and quality assessments and approvals. Therefore, it can be very difficult to switch to another supplier if an existing supplier is not responsive to the Company’s conflict minerals program.

Conflict Minerals Program
The Company has taken the following steps to implement a conflict minerals compliance program (the “Program”):
Starting in 2013:

•
Adopted and published its Statement on Conflict Minerals, which can be found on the Johnson & Johnson website at: http://www.jnj.com/sites/default/files/pdf/Johnson-Johnson-Conflict-Minerals-Statement-April-2013.pdf, and which sets forth the expectation that the Company’s suppliers source materials from suppliers who also source responsibly, including from conflict-free mines in the Democratic Republic of Congo and adjoining countries.

•
Formed a centralized, cross-functional conflict minerals governance team (the “Core Team”) to oversee the implementation of the Program, which includes representation from the following departments: Procurement; Legal; Finance; Internal Audit; Environmental, Health, Safety & Sustainability; and Corporate Citizenship. The Core Team periodically reports to senior management on Program developments and progress.

•
Engaged a third-party vendor (the “Vendor”) with a recognized expertise in supply chain due diligence to facilitate supplier engagement activity and to assist the Company in collecting, analyzing, verifying, and storing supplier-provided data and performing due diligence for the Program.

•	Members of the Core Team formed and had participated in industry groups, forums, and conferences focused on compliance with the Rule and responsible sourcing of conflict minerals.

•
Began incorporating conflict mineral provisions into the standard terms of the Company’s Supply Chain master supply agreement template as new supplier relationships were formed and as existing suppliers renewed their contracts. Because most supply contracts have multi-year terms, it will take a number of years to integrate the appropriate conflict minerals-related provisions into all supplier contracts.

•
Set up a dedicated conflict minerals electronic mailbox used for communications with suppliers. In addition, the Company has a hotline (www.CredoHotline.com) that provides a mechanism for anyone to anonymously report conduct they know or believe is in violation of Company guidelines or policies, including any concerns related to the conflict minerals supply chain.

In 2014,

•
Became a member of the Conflict-Free Sourcing Initiative (“CFSI”), a cross-industry effort to facilitate the validation of SORs and the participation of SORs in the Conflict-Free Smelter Program, which offers independent third-party audits of SORs to certify that the minerals they process originate from conflict-free sources.

•
To promote more timely and accurate responses from suppliers, created a new internal training program that required all internal Supplier Relationship Managers (“SRMs”) who have direct relationships with the Company’s potential 3TG suppliers to participate in a training module to educate them on conflict minerals, the reporting requirements, and the Company’s Program.

•
Based on learnings from the 2013 conflict minerals campaign, worked with the Vendor to enhance supplier survey and due diligence processes. Members of the Core Team actively monitored and provided input to the Vendor’s activities and analyses related to the responses received from the Company’s suppliers throughout the campaign. In addition, the Company conducted an on-site audit of the Vendor’s processes and due diligence activities to confirm contract compliance and data.

Reasonable Country of Origin Inquiry
The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the 3TG in materials, components and finished goods supplied to the Company, including the following steps:

•
Utilizing version 3.02 of CFSI’s Conflict Minerals Reporting Template (“CMRT”), the Company engaged its 471 potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products.

•
The Vendor followed up with all unresponsive suppliers through a defined process via both email and telephone, including offering assistance and further information to suppliers about the requirements of the Rule and the Program. If after these outreach efforts a supplier still did not respond to the survey, the relevant Company SRMs were asked to directly contact those suppliers for a response.

•
The Core Team risk stratified the Company’s list of potential 3TG suppliers to identify the suppliers that make up the top 80% of total spend with suppliers of In-Scope Products and focused direct Company engagement efforts toward suppliers within this group.

•
The Vendor evaluated all supplier responses for completeness, plausibility, and consistency and, with oversight by the Company, followed up with the suppliers, as needed, to attempt to remedy any incomplete, invalid or inconsistent responses.

•
For suppliers that responded that the materials or goods they supplied to the Company did not contain 3TG, Company SRMs and product stewards were asked to verify the responses, and only after such verification were those suppliers removed from the survey process.

•
The Vendor verified, to the best of its knowledge, whether the metals processors identified by each supplier on its CMRT are actually SORs or recyclers of 3TG (“verified SORs”) by comparing the facilities reported by suppliers to CFSI's Standard Smelter List, the data gathered by the U.S. Department of Commerce and by conducting its own independent research.

•
The Vendor researched and reviewed mine information for all verified SORs to determine the country of origin of the minerals processed by those SORs. This information was also compared to the country of origin data available to the Company as a member of CFSI.

The Company received responses from approximately 67% of all surveyed suppliers. This is approximately the same level of response as last year. However, the comparability of our year-over-year supplier data is limited because there was significant impact to this year’s supplier survey pool due to acquisition and divestiture activity, including that: i) over 100 new suppliers were added to this year’s survey as a result of the timing of the acquisition of Synthes, Inc. and ii) as a result of the timing of the Company’s divestiture of its Ortho-Clinical Diagnostics business (“OCD”) in June 2014, the over 100 OCD-related suppliers were required to remain in this year’s survey even though they no longer had a business relationship with the Company.

Out of the suppliers that responded that they provide 3TG to the Company, many did not include the name of any verified SOR. Based on the responses received from the Company’s RCOI, which included thousands of alleged SOR names, a list was compiled of 306 verified, unique SORs, including information regarding associated countries of origin (the “unique smelter list”). The Company performed due diligence on the SORs on the unique smelter list that were known or reasonably believed to have sourced from the Democratic Republic of Congo or an adjoining country (the “DRC”) or that had unknown sourcing.

Due Diligence
Design of Due Diligence
The Company’s due diligence measures were designed to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas; Second Edition, including the related supplements for gold and for tin, tantalum and tungsten (“OECD Guidance”).
The design of the Company’s diligence measures took into account the OECD’s recommendations for “downstream” actors with no direct relationships with SORs. “Downstream” refers to the minerals supply chain from SORs to retailers and manufacturers, whereas “upstream” refers to the minerals supply chain from the mines to the SORs.
As discussed above, as a downstream company, the Company does not have a direct relationship with any SORs, and therefore does not perform direct audits of the due diligence practices of these entities. The Company instead relies on internationally-recognized validation schemes that facilitate independent third-party audits of SORs and validate that an SOR has met the requirements of the OECD Guidance, such as the CFSI Conflict-Free Smelter Program. The Company supports this program through membership and participation in CFSI.
Due Diligence Measures
Accordingly, the Company undertook the following measures to assess the due diligence practices of the SORs listed on its unique smelter list that were known or reasonably believed to have sourced from the DRC or that had unknown sourcing:

•
The Vendor attempted to match each SOR on the unique smelter list to available lists of SORs that have been certified by internationally-recognized validation schemes, such as the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery program (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification program (“RJC”).

•
If an SOR was not certified by an internationally-recognized scheme, the Vendor attempted to contact the SOR to gather more information about its sourcing practices. In addition, internet research was also performed to determine whether there are any additional publically available sources of information regarding the SOR’s sourcing practices.

Determination
Based on the above-described due diligence efforts, the Company does not have conclusive information regarding the country of origin of, or facilities used to process, the necessary conflict minerals in the In-Scope Products for the 2014 reporting period. Annex A includes the list of the 306 verified, unique SORs that the surveyed suppliers reported as being in their supply chains. Although the Company requested information at a product level, almost all supplier responses provided information at a company or division level, but not at a product level, and therefore, the information provided was not necessarily limited to SORs confirmed to be in the Company’s supply chain. In addition, many of the supplier responses were still incomplete as all minerals supply chain participants continue to map their upstream supply chains. As a result, the Company is unable to validate whether the facilities listed in Annex A in fact contributed conflict minerals to its In-Scope Products. Based on information provided by suppliers, CFSI’s country of origin data and the Vendor’s research, Annex B includes an aggregated list of the countries of origin from which the SORs listed in Annex A are believed to have sourced conflict minerals, in addition to recycled and scrap sources.
Of the SORs which had an indication of DRC sourcing based on supplier survey responses, CFSI’s country of origin data and the Vendor’s research, all but one are certified as processing minerals from conflict-free sources. The remaining SOR’s sources are unknown. This SOR was reported in the CMRTs of 21 of the Company’s suppliers, who supply to multiple businesses across the Company’s Medical Devices segment.
The Company’s efforts to determine the mine or location of origin of the necessary conflict minerals in the In-Scope Products with the greatest possible specificity consisted of the implementation of the Program and due diligence measures described in this Report.

Risk Mitigation Steps
With the conflict minerals regulatory regime in its infancy, it will take time for the various supply chain and industry participants to institute programs and agreed processes to gather verifiable information on conflict minerals sourcing and chain of custody. Accordingly, the Company’s due diligence program is an iterative process and progress is expected to be incremental over time.
The Company plans to take the following steps to improve its due diligence processes and work toward further mitigating the risk that the necessary conflict minerals in its products could finance or benefit armed groups in the DRC:

•
Continue to Expand and Improve Supplier Engagement. With the goal of increasing the response rate and quality of survey responses, the Company will continue to reach out to suppliers, support education and training, and seek to integrate expectations regarding the Program into new supplier contracts and those coming up for renewal.

•
Continue to Enhance and Refine Due Diligence Measures. Based on learnings from the 2014 supplier survey process, the Core Team will continue to work internally and with its third-party vendor to enhance its supplier survey and due diligence processes. The Company also plans to refine its due diligence practices and framework as industry practice expands and evolves.

•
Coordinate Efforts to Encourage SOR Participation in Third-Party Audits. As described above, there was one uncertified SOR that was reported to be in the Company’s supply chain and to source from the DRC. The Company will work with CFSI and, where possible, the suppliers that included that SOR in their respective CMRT responses to encourage the SOR to participate in CFSI’s Conflict-Free Smelter Program or another recognized third-party SOR audit scheme.

ANNEX A
The following is a list of verified SORs that the suppliers surveyed by the Company reported as being in their supply chains. SORs that have been certified, or are in process of being certified, as processing conflict minerals from conflict-free sources by CFSI or LMBA are indicated below by asterisk.

Mineral	Smelter or Refiner (“SOR”) Name	SOR Country of Location
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co. Ltd.*	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção*	Brazil
Gold	Argor-Heraeus SA*	Switzerland
Gold	Asahi Pretec Corporation*	Japan
Gold	Asaka Riken Co Ltd*	Japan
Gold	ASARCO Incorporated	United States of America
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	Turkey
Gold	Aurubis AG*	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Métaux SA*	Switzerland
Gold	Chimet S.p.A.*	Italy
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	CODELCO	Chile
Gold	Colt Refining	United States of America
Gold	Daejin Indus Co. Ltd	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	South Korea
Gold	Doduco	Germany
Gold	Dowa Mining Co., Ltd.*	Japan
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Faggi Enrico S.p.A.	Italy
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Geib Refining Corporation	United States of America
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Ltd. Hong Kong*	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China

Gold	Hwasung CJ Co. Ltd	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Company Limited*	China
Gold	Johnson Matthey Inc*	United States of America
Gold	Johnson Matthey Ltd*	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kazzinc Inc.*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States of America
Gold	Kojima Chemicals Co., Ltd*	Japan
Gold	Korea Metal Co. Ltd	South Korea
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	L' azurde Company For Jewelry*	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-Nikko Copper Inc*	South Korea
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion Corporation*	United States of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd*	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd	China
Gold	Metalor Technologies SA*	Switzerland
Gold	Metalor USA Refining Corporation*	United States of America
Gold	Met-Mex Peñoles, S.A.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	Nihon Material Co. LTD*	Japan
Gold	Ohio Precious Metals, LLC*	United States of America
Gold	Ohura Precious Metal Industry Co., Ltd*	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	Russian Federation
Gold	OJSC Kolyma Refinery*	Russian Federation
Gold	PAMP SA*	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Précinox SA*	Switzerland
Gold	Rand Refinery (Pty) Ltd*	South Africa

Gold	Republic Metals Corporation*	United States of America
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.*	United States of America
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON METALS Corp.	South Korea
Gold	Schöne Edelmetaal B.V. *	Netherlands
Gold	SEMPSA Joyería Platería SA*	Spain
Gold	Shandong Tarzan Bio-Gold Co Ltd	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	China
Gold	Sichuan Tianze Precious Metals Co., Ltd*	China
Gold	So Accurate Group, Inc.	United States of America
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd*	China
Gold	Tokuriki Honten Co., Ltd*	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Torecom*	South Korea
Gold	Umicore Brasil Ltda*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States of America
Gold	Valcambi SA*	Switzerland
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	Yamamoto Precious Metal Co., Ltd.*	Japan
Gold	Yokohama Metal Co Ltd*	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Mining Group Co. Ltd*	China
Tantalum	AMG Advanced Metallurgical Group	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.*	China
Tantalum	Exotech Inc.*	United States
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	Gannon & Scott	United States of America
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States of America
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch*	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck GmbH Laufenburg*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany

Tantalum	H.C. Starck Inc.*	United States of America
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp Specialty Metals, Inc.*	United States of America
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd*	China
Tantalum	JX Nippon Mining & Metals Co., Ltd.	Japan
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	Kemet Blue Powder*	United States of America
Tantalum	King-Tan Tantalum Industry Ltd*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.*	India
Tantalum	Mineração Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Plansee SE Liezen*	Austria
Tantalum	Plansee SE Reutte*	Austria
Tantalum	QuantumClean*	United States of America
Tantalum	RFH Tantalum Smeltry Co., Ltd*	China
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemicals*	Japan
Tantalum	Telex*	United States of America
Tantalum	Tranzact, Inc.*	United States of America
Tantalum	Ulba*	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd*	China
Tantalum	Zhuzhou Cement Carbide*	China
Tin	Alpha*	United States of America
Tin	Chengfeng Metals Co Pte Ltd	Singapore
Tin	China Rare Metal Materials Company*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tin	Cooper Santa*	Brazil
Tin	CSC Pure Technologies	Russian Federation
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah*	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	Dowa Mining Co., Ltd.*	Japan
Tin	Electroloy Metal Pte	Singapore
Tin	EM Vinto*	Bolivia

Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals*	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	China
Tin	Gejiu Zi-Li	China
Tin	Heraeus Materials Technology GmbH & Co. KG	Singapore
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Hyundai-Steel	South Korea
Tin	Japan New Metals Co., Ltd.	Japan
Tin	Jean Goldschmidt International SA	Belgium
Tin	Jiangxi Nanshan	China
Tin	JX Nippon Mining & Metals Co., Ltd.	Japan
Tin	Koki Products Co. Ltd.	Thailand
Tin	Kovohutì Pøíbram	Czech Republic
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas LTDA*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Melt Metais e Ligas S/A*	Brazil
Tin	Metallic Resources, Inc.*	United States of America
Tin	Metallo Chimique*	Belgium
Tin	Mineração Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Mitsui Mining and Smelting Co., Ltd.	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company*	Vietnam
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	OMSA*	Bolivia
Tin	Poongsan Corporation	South Korea
Tin	POSCO	South Korea
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya*	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia

Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Justindo*	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega*	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Refined Banka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Timah (Persero), Tbk*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Pure Technology	Russian Federation
Tin	Rui Da Hung*	Taiwan
Tin	Senju Metal Industry Co., Ltd.	Japan
Tin	SGS	Bolivia
Tin	Shaoxing Tianlong Tin Materials Co., Ltd	China
Tin	Soft Metais, Ltda.*	Brazil
Tin	Sumitomo Metal Mining Co., Ltd.	Japan
Tin	Technic Inc.	United States of America
Tin	Thaisarco*	Thailand
Tin	VQB Mineral and Trading Group JSC*	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.*	China
Tin	Yunnan Tin Company Limited*	China
Tin	Zhongshi Metal Co., Ltd	China
Tungsten	A.L.M.T. Corp.*	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.*	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.*	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.*	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States of America
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.*	China
Tungsten	H.C. Starck GmbH*	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.*	China
Tungsten	Izawa Metal Co., Ltd	Japan
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Industry Co., Ltd.*	China
Tungsten	JX Nippon Mining & Metals Co., Ltd.	Japan
Tungsten	Kennametal Fallon*	United States of America
Tungsten	Kennametal Huntsville*	United States of America
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Mitsubishi Materials Corporation	Japan
Tungsten	Niagara Refining LLC*	United States of America
Tungsten	North American Tungsten	Canada
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Vietnam
Tungsten	Sumitomo Metal Mining Co., Ltd.*	Japan
Tungsten	TaeguTec Ltd.	South Korea
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd*	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Vietnam
Tungsten	Voss Metals Company, Inc.	United States of America
Tungsten	Wolfram Bergbau und Hütten AG*	Austria
Tungsten	Wolfram Company CJSC*	Russian Federation
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China

ANNEX B
Countries of Origin
Below is an aggregated list of the countries of origin from which the SORs listed in Annex A are believed to have sourced conflict minerals.

Argentina	Mongolia
Australia	Mozambique
Austria	Namibia
Belgium	Niger
Bolivia	Nigeria
Brazil	Papua New Guinea
Burundi	Peru
Canada	Philippines
Chile	Portugal
China	Russia
Democratic Republic of Congo	Rwanda
Ethiopia	South Africa
Germany	South Korea
Ghana	Spain
Guinea	Sweden
Hong Kong	Switzerland
India	Taiwan
Indonesia	Tajikistan
Japan	Tanzania
Kazakhstan	Thailand
Kyrgyzstan	United Arab Emirates
Laos	United Kingdom
Malaysia	United States
Mali	Uzbekistan
Mexico	Zambia